Exhibit 3.2

RESTATED BY-LAWS

OF

FINLAY FINE JEWELRY CORPORATION

Incorporated under the laws of the State of Delaware

Effective May 26, 1993

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of Finlay Fine Jewelry Corporation (“the Corporation”) in the State of Delaware shall be located in the City of Dover, State of Delaware and the registered agent shall be National Corporate Research, Ltd., or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 2.  Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Place of Meeting.  All meetings of the stockholders of the Corporation (the “stockholders”) shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board.

SECTION 2.  Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

SECTION 3.  Special Meetings. Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation (the “Certificate”) or required by law, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board (the “Chairman”), the President or by a majority of the Whole Board. For the purposes of these By-laws the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Only such business as is specified in the notice of any special meeting of the stockholders shall be brought before such meeting.

SECTION 4.  Notice of Meetings.  Except as otherwise provided in the Certificate or required by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the

Corporation.  Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article IX of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 5.  Quorum.  Except as otherwise provided in the Certificate or required by law, the holders of issued and outstanding capital stock of the Corporation representing a majority of all votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, however, that, except as otherwise provided in the Certificate or required by law, in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series shall constitute a quorum for the transaction of business by such class or series.

SECTION 6.  Adjournments.  The holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present.  In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7.  Order of Business.  At each meeting of the stockholders, the Chairman, or in the absence of the Chairman, the President, or in the absence of both the Chairman and the President, such person as shall be selected by the Board shall act as chairman of the meeting.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of notice to the Corporation of the intent of such stockholder to bring such business before the meeting and who is entitled to vote at the meeting.

SECTION 8.  List of Stockholders.  It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged, in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.

SECTION 9.  Voting.  Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

At each meeting of the stockholders, unless otherwise provided in the Certificate or these By-laws or required by law, (i) all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and (ii) where a separate vote by class is required, by the affirmative vote of a majority of the votes cast by the stockholders of such class who are present in person or represented by proxy shall be the act of such class.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

SECTION 10.  Inspectors.  The chairman of the meeting shall appoint two or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the chairman of the meeting. Inspectors need not be stockholders.  No director or nominee for the office of director shall be appointed such inspector.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

SECTION 2.  Number, Qualification and Election.  Except as otherwise fixed by or pursuant to the provisions of the Certificate and subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors in certain circumstances as provided in the Certificate, the number of directors of the Corporation that shall constitute the Whole Board shall as of the effective date of these By-Laws be nine and thereafter shall be increased or decreased as determined by the Board of Directors. Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

In any election of directors, except as otherwise provided in the Certificate, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected as directors.

SECTION 3.  Nominations.  Except as otherwise provided in the Certificate or required by law, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of notice of nomination to the Corporation and who is entitled to vote for the election of directors.

SECTION 4.  Quorum and Manner of Acting.  Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided by law, the Certificate or these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5.  Place of Meeting.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 6.  Regular Meetings.  Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise by held on that day shall be held at the same hour on the next succeeding business day.

SECTION 7.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman or the President or by a majority of the directors.

SECTION 8.  Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time, place and purpose of the meeting.

SECTION 9.  Rules and Regulations.  The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 10.  Participation in Meeting by Means of Communications Equipment.  Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 11.  Action without Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

SECTION 12.  Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13. Vacancies.  Except as otherwise provided in the Certificate or required by law, any vacancies on the Board resulting from death, resignation or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-laws. Any director elected in accordance with the preceding sentence of this Section 13 shall hold office until the next meeting of stockholders and until such director’s successor shall have been elected and qualified.

SECTION 14.  Compensation.  Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Committees of the Board of Directors

SECTION 1.  Establishment of Committees of the Board of Directors; Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors.  In addition to any Committee expressly created by these By-laws, the Board may, in accordance with and subject to the General Corporation Law of the State of Delaware, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine.

SECTION 2.  Procedure; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of the majority of the members thereof. Notice of each special meeting of any committee of the Board shall be sent by overnight delivery service, telegraph or telephone or be delivered personally to each member thereof, not later than two business days before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof, having been given, if all the members thereof shall be present thereat.  Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

SECTION 3.  Executive Committee. There is hereby established an Executive Committee, which committee shall initially consist of five directors and which shall have, in addition to all other powers permitted by law, the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporate Law.

ARTICLE V

Officers

SECTION 1.  Number: Term of Office.  The Officers of the Corporation shall be such officers, which may include a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Treasurer, a Secretary, one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as these By-laws provide or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 2.  Removal.  Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board.

SECTION 3.  Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

SECTION 5.  Chairman of the Board.  The Chairman shall, if present, preside at meetings of the Board and, if present, preside at meetings of the stockholders. The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 6.  Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Executive Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

SECTION 7.  The President.  The President shall perform such senior executive duties as the Board shall from time to time determine. The President shall, if present and in the absence of the Chairman, preside at meetings of the stockholders and, if present and in the absence of the Chairman, preside at meetings of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 8.  Vice Presidents.  Any Vice-President shall have such powers and duties as shall be prescribed by his superior officer or the Board. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 9.  Treasurer.  The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 10.  Secretary.  It shall be the duty of the Secretary to act as secretary at all meetings of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 11.  Assistant Treasurers and Assistant Secretaries.  Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board. Any Assistant Treasurer or Assistant Secretary shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman of the Board or by the Chief Executive Officer.

ARTICLE VI

Capital Stock

SECTION 1.  Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificate representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman or the President, or any Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 2.  Transfer of shares. Transfer of shares of stock of each class of the Corporation shall be made only on the books of the corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

SECTION 4.  Lost, Destroyed and Mutilated Certificates.  The holder of any share of stock of the Corporation shall immediately notify the Corporation of any lose, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5:  Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 6.  Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 7.  Transfer Agents and Registrars.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words, “Corporate Seal” and “Delaware” inscribed thereon, or such other words or figures as the Board may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board.

ARTICLE IX

Waiver of Notice

Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shell be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments

The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these By-laws.

ARTICLE XI

Miscellaneous

SECTION 1. Execution of Documents.  The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

SECTION 3. Checks.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 5.  Subject to Law and Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

AMENDMENT TO THE
RESTATED BY-LAWS OF
FINLAY FINE JEWELRY CORPORATION

Effective on and after December 4, 2002, the Restated By-Laws (the “By-Laws”) of Finlay Fine Jewelry Corporation are amended pursuant to Article I thereof in the following respect:

1.     The first paragraph of Section 2 of Article III of the By-Laws shall be amended to read in its entirety as follows:

SECTION 2. Number, Qualification and Election.  Except as otherwise fixed by or pursuant to the provisions of the Certificate and subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors in certain circumstances as provided in the Certificate, the number of directors of the Corporation that shall constitute the Whole Board shall be no less than nine and no more than eleven, as such number shall be increased or decreased as determined by the Board of Directors. Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

2.  Except as amended hereby, the By-Laws shall remain in full force and effect without change or modification.

BY ORDER OF THE BOARD OF
DIRECTORS OF FINLAY FINE
JEWELRY CORPORATION

SECOND AMENDMENT TO THE
RESTATED BY-LAWS OF
FINLAY FINE JEWELRY CORPORATION

Effective on and after September 10, 2003, the Restated By-Laws (the “By-Laws”), of Finlay Fine Jewelry Corporation is amended pursuant to Article X thereof in the following respect:

1.  The first paragraph of Section 2 of Article III of the By-Laws shall be amended to read in its entirety as follows:

SECTION 2.  Number, Qualification and Election.  Except as otherwise fixed by or pursuant to the provisions of the Certificate and subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors in certain circumstances as provided in the Certificate, the number of directors of the Corporation that shall constitute the Whole Board shall be no less than eight and no more than eleven, as such number shall be increased or decreased as determined by the Board of Directors.  Each director shall be at least 21 years of age.  Directors need not be stockholders of the Corporation.

2.  Except as amended hereby, the By-Laws shall remain in full force and affect, without change or modification.

BY ORDER OF THE BOARD OF
DIRECTORS OF FINLAY
FINE JEWELRY CORPORATION